UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2011

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 8, Huaye Road
Dongbang Industrial Park
Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 24, 2011, the Board of Directors (the “Board”) of Sutor Technology Group Limited (the “Company”) approved the amendment to the Independent Director’s Contract of director Mr. Gerard Pascale and the amendment to the Employment Agreement of Vice President of Finance, Eric Zhou.

The amendment to Mr. Pascale’s Independent Director Contract provides for a one-year extension of Mr. Pascale’s service term and provides for the issuance of a stock option for the purchase of an aggregate of 5,000 shares of the Company’s common stock with an exercise price of $2.71 per share, which stock option shall vest one year after grant and expires five years after grant.  The Amendment to Mr. Pascale’s Independent Director Contract is filed herewith as Exhibit 10.1.

The amendment to Mr. Zhou’s Employment Agreement provides for an increase in the number of shares issued to Mr. Zhou annually under the Employment Agreement from 20,000 to 30,000 shares of common stock of the Company.  The Amendment to Mr. Zhou’s Employment Agreement is filed herewith as Exhibit 10.2. There are no other changes to the Independent Director’s Contract with Mr. Pascale and the Employment Agreement with Mr. Zhou.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Independent Director’s Contract, dated February 23, 2011, by and between the Company and Gerard Pascale
10.2	Amendment to Employment Contract, dated February 23, 2011, by and between the Company and Eric Zhou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: February 23, 2011

/s/ Lifang Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Independent Director’s Contract, dated February 23, 2011, by and between the Company and Gerard Pascale
10.2	Amendment to Employment Contract, dated February 23, 2011, by and between the Company and Eric Zhou